Exhibit 5

DLA Piper Rudnick Gray Cary US LLP
The Marbury Building
6225 Smith Avenue
Baltimore, Maryland 21209-3600
T 410.580.3000
F 410.580.3001
W www.dlapiper.com
June 13, 2006
TeleCommunication Systems, Inc.
275 West Street
Annapolis, Maryland 21401
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel for TeleCommunication Systems, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-3 (such Registration Statement. as it may be amended from time to time, is herein referred to as the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale from time to time by the selling stockholders (the “Selling Stockholders”) named in the prospectus included in the Registration Statement of up to 1,750,002 shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Warrant Shares”).
     The Warrant Shares are issuable upon the exercise of warrants (the “Warrants”) which were issued in connection with the execution and delivery of that certain Note Purchase Agreement (the “Note Purchase Agreement”) dated March 13, 2006 by and among the Company and the purchasers whose name and address are set forth on the signature page thereto. The Note Purchase Agreement and the Warrants have been filed as Exhibits 4.6 and 4.7, respectively, to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Commission on March 16, 2006.
     In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Note Purchase Agreement, the Warrants, the Amended and Restated Articles of Incorporation (the “Charter”) and the Second Amended and Restated Bylaws of the Company as now in effect and minutes of all pertinent meetings and actions of the Board of Directors of the Company. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and that the offer and sale of the Warrant Shares complies

TeleCommunication Systems, Inc.
June 13, 2006

in all respects with the terms, conditions and restrictions set forth in the Registration Statement, the Note Purchase Agreement and the Warrants. The Company has represented to us and we have also assumed that the Company has reserved from its duly authorized capital stock a sufficient number of shares of Class A Common Stock for issuance upon exercise of the Warrants. The Company has also covenanted and we have also assumed that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Class A Common Stock, solely for the purpose of enabling it to issue the Warrant Shares upon exercise of the Warrants, the number of Warrant Shares which are then issuable and deliverable upon the exercise of the Warrants.
     We are members of the Bar of the State of Maryland, and we do not express any opinion herein concerning any law other than the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing) and the federal law of the United States of America. No opinion is expressed herein with respect to the qualification of the Warrant Shares under the securities or blue sky laws of any state or any foreign jurisdiction.
     This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us and as of such date. In addition, in rendering this opinion, we assume no obligation to revise, update or supplement this opinion (i) should the present aforementioned laws of the State of Maryland or federal laws of the United States of America be changed by legislative action, judicial decision or otherwise, or (ii) to reflect any facts or circumstances which may hereafter come to our attention
     Based upon, subject to and limited by the foregoing, we are of the opinions and so advise you that the Warrant Shares have been duly authorized and, when issued, delivered and fully paid for upon exercise of the Warrants in accordance with the terms thereof, will be, validly issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ DLA PIPER RUDNICK GRAY CARY US LLP

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